Exhibit 99.1
Masimo Reports First Quarter 2019 Financial Results
Q1 2019 Highlights

■	Total revenue, including royalty and other revenue, was $231.7 million;
■	Product revenue increased 12.8% to $230.5 million, or 14.3% on a constant currency basis;
■	Shipments of noninvasive technology boards and monitors increased 18.8% to 63,700;
■	GAAP net income per diluted share was $0.87; and
■	Non-GAAP net income per diluted share increased 23.4% to $0.79.
Irvine, California, May 6, 2019 - Masimo (Nasdaq: MASI) today announced its financial results for the first quarter ended March 30, 2019.
First Quarter 2019 Results:
Total revenue, including royalty and other revenue, was $231.7 million. Product revenue increased 12.8% to $230.5 million, or 14.3% on a constant currency basis. Shipments of noninvasive technology boards and monitors increased approximately 18.8% to 63,700 in the first quarter of 2019, compared to 53,600 in the first quarter of 2018.
GAAP operating margin was 24.2%. Non-GAAP operating margin increased 160 basis points to 24.0%, compared to 22.4% in the prior year period.
For the first quarter of 2019, GAAP net income was $49.3 million or $0.87 per diluted share. Non-GAAP net income per diluted share increased 23.4% to $0.79 per diluted share, compared to $0.64 per diluted share in the prior year period.
Total cash and short-term investments increased by $40.4 million during the quarter to reach $592.9 million as of March 30, 2019.
As a result of the strong performance in the first quarter, Masimo is raising its guidance for fiscal year 2019. The Company now expects product revenues of $918.0 million, which reflects reported growth of 10.6% and constant currency growth of 11.4%. Masimo is also raising its GAAP EPS guidance to $3.25 and its non-GAAP EPS guidance to $3.12.
Joe Kiani, Chairman and Chief Executive Officer of Masimo, said, “We’re off to a great start to 2019 and we are happy to report first quarter results that once again exceeded expectations. Our first quarter results illustrate the strength of our global business. Our product revenue increased 14.3% on a constant currency basis to reach $230.5 million, while we had record worldwide shipments of 63,700 noninvasive technology boards and monitors. While we are enabling more customers to improve their patient care while simultaneously helping them reduce their cost of care, our clinical leading noninvasive monitoring technologies are the driving force behind our financial success. As we celebrate our 30th anniversary, we are delighted to be able raise our revenue and earnings guidance for 2019.”

2019 Financial Guidance
The Company provided the following updated estimates for its full year 2019 guidance:

	2019 Updated Guidance(1)		Prior 2019 Guidance(1)
(in millions, except percentages and earnings per share)	GAAP	Non-GAAP	GAAP	Non-GAAP
Total revenue	$919.1	$918.0	$912.0	$912.0
Product revenue	$918.0	$918.0	$912.0	$912.0
Percentage growth - as reported	10.6%	10.6%	9.9%	9.9%
Percentage growth - constant currency	N/A	11.4%	N/A	10.7%
Royalty and other revenue	$1.1	$—	$—	$—
Gross margin	66.8%	66.8%	66.7%	66.8%
Operating margin	23.9%	24.0%	23.8%	24.0%
Diluted earnings per share	$3.25	$3.12	$3.19	$3.08
EBITDA	26.4%	30.5%	26.4%	30.4%
Estimated tax rate	19.9%	23.2%	19.8%	23.2%
______________

(1)	Updated guidance provided May 6, 2019. Prior guidance provided February 26, 2019.

•	Total revenue, including royalty and other revenue, increasing to $919.1 million;

•	Product revenue increasing 10.6% to $918.0 million, or 11.4% on a constant currency basis;

•	GAAP diluted earnings per share increasing to $3.25;

•	Non-GAAP diluted earnings per share increasing 17.7% to $3.12; and

•	Included in our full year revenue guidance is approximately $6.5 million of year-over-year currency headwinds.
Impact of Adoption of New Lease Accounting Standard
Effective December 30, 2018, we adopted Accounting Standards Codification (ASC) Topic 842, Leases (ASC 842). Our adoption of ASC 842 generally resulted in (a) the recognition of lessee right-of-use (ROU) assets for the right to use assets subject to operating leases; (b) the recognition of lessee lease liabilities for our obligation to make payments under operating leases; and (c) the acceleration of when we recognize certain revenue and costs as a lessor of equipment provided to end-user hospitals at no up-front charge under deferred equipment agreements with fixed multi-year sensor purchase commitments. For additional information with respect to the impact of the adoption of this new accounting standard, please reference Note 2 to our condensed consolidated financial statements that will be included in Part I, Item 1 of our Quarterly Report on Form 10-Q for the quarter ended March 30, 2019, once filed with the Securities and Exchange Commission (SEC) and Exhibit 99.3 that was included in our Current Report on Form 8-K that was filed with the SEC today.
Supplementary Non-GAAP Financial Information
For additional non-GAAP financial details, please visit the Investor Relations section of the Company’s website at www.masimo.com to access Supplementary Financial Information.
Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.
Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.

The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s core net operating results on an on-going basis: (i) constant currency product revenue growth %, (ii) non-GAAP net income, (iii) non-GAAP diluted earnings per share, (iv) non-GAAP gross profit/margin, (v) non-GAAP operating income/margin, (vi) non-GAAP product net income, (vii) non-GAAP product diluted earnings per share, (viii) non-GAAP product gross profit/margin, (ix) non-GAAP product operating income/margin and (x) adjusted EBITDA. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s core operating results with those of other companies. Management believes non-GAAP product revenue growth percentage (%), non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.
The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof:
Constant currency adjustments.
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period to period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our product revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our product revenue growth rate will continue to occur in future periods.
Royalty and other revenue, net of related costs.
We derive royalty and other revenue, net of related costs, from certain non-recurring contractual arrangements that we do not expect to continue in the future. We believe the exclusion of royalty and other revenue, net of related costs, associated with these non-recurring revenue streams is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Acquisition-related costs, including depreciation and amortization.
Depreciation and amortization related to the revaluation of assets and liabilities (primarily intangible assets, property, plant and equipment adjustments, inventory revaluation, lease liabilities, etc.) to fair value through purchase accounting related to value created by the seller prior to the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Depreciation and amortization related to the revaluation of acquisition related assets and liabilities will generally recur in future periods.
Litigation damages, awards and settlements.
In connection with litigation proceedings arising in the course of our business, we have recorded expenses as a defendant in such proceedings in the form of damages, as well as gains as a plaintiff in such proceedings in the form of litigation awards and settlement proceeds; most recently in connection with our November 2016 settlement agreement with Koninklijke Philips N.V. We believe that exclusion of these gains and losses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these expenses and gains are generally unrelated to our core business and/or infrequent in nature.
Realized and unrealized gains or losses from foreign currency transactions.
We are exposed to foreign currency gains or losses on outstanding foreign currency denominated receivables and payables related to certain customer sales agreements, product costs and other operating expenses. As the Company does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Since such realized and unrealized foreign currency gains and losses are the result of macro-economic factors and can vary significantly from one period to the next, we believe that exclusion of such realized and unrealized gains and losses are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. Realized and unrealized foreign currency gains and losses are likely to recur in future periods.

Excess tax benefits from stock-based compensation.
Current authoritative accounting guidance requires that excess tax benefits or costs recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. Since we cannot control or predict when stock option awards will be exercised or the price at which such awards will be exercised, the impact of such guidance can create significant volatility in our effective tax rate from one period to the next. We believe that exclusion of these excess tax benefits or costs is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. These excess tax benefits or costs will generally recur in future periods as long as we continue to issue equity awards to our employees.
Tax impacts that may not be representative of the ongoing results of our core operations.
From time-to-time, we may experience significant non-recurring tax events, such as changes in tax laws and regulations or the derecognition of uncertain tax positions related to non-recurring transactions due to the expiration of the statutes of limitations. We believe that exclusion of such tax charges or benefits is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these tax items are unrelated to our core business and generally unique and non-recurring in nature.
First Quarter 2019 Actuals versus First Quarter 2018 Actuals

RECONCILIATION OF GAAP TO NON-GAAP CONSTANT CURRENCY PRODUCT REVENUE:
	Three Months Ended
(in thousands, except percentages)	March 30, 2019	March 31, 2018
GAAP product revenue	$230,548	$204,389
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	3,049	N/A
Total non-GAAP constant currency adjustments	3,049	N/A
Non-GAAP (constant currency) product revenue	$233,597	$204,389
Product revenue growth %:
GAAP	12.8%
Non-GAAP (constant currency)	14.3%

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE:
	Three Months Ended
	March 30, 2019		March 31, 2018
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$49,322	$0.87	$45,630	$0.82
Non-GAAP adjustments:
Royalty and other revenue, net of related costs	(1,048)	(0.02)	(8,390)	(0.15)
Acquisition-related depreciation and amortization	361	—	360	0.01
Non-operating other (income) expense	(534)	(0.01)	(1,113)	(0.02)
Tax impact of pre-tax non-GAAP adjustments above	362	0.01	2,101	0.04
Excess tax benefits from stock-based compensation	(3,432)	(0.06)	(3,148)	(0.06)
2017 U.S. Tax Reform	—	—	16	—
Total non-GAAP adjustments	(4,291)	(0.08)	(10,174)	(0.18)
Non-GAAP net income	$45,031	$0.79	$35,456	$0.64
Weighted average shares outstanding - diluted		56,799		55,496

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN
	Three Months Ended
	March 30, 2019	March 31, 2018
(in thousands, except percentages)	$	$
GAAP operating income/margin	$56,023	$53,885
Non-GAAP adjustments:
Royalty and other revenue, net of related costs	(1,048)	(8,390)
Acquisition-related depreciation and amortization	361	360
Total non-GAAP adjustments	(687)	(8,030)
Non-GAAP operating income/margin	$55,336	$45,855
GAAP operating income/margin %	24.2%	25.3%
Non-GAAP operating income/margin %(1)	24.0%	22.4%
Full Year 2019 Guidance versus Full Year 2018 Actuals

RECONCILIATION OF GAAP PRODUCT REVENUE GROWTH % TO CONSTANT CURRENCY PRODUCT REVENUE GROWTH %:
	Full Year 2019 Updated Guidance(2)	Full Year 2018 Actuals
GAAP product revenue	$918,000	$829,874
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	6,500	N/A
Total non-GAAP constant currency adjustments	6,500	N/A
Non-GAAP (constant currency) product revenue	$924,500	$829,874
Product revenue growth %:
GAAP	10.6%
Non-GAAP (constant currency)	11.4%
__________________

(1)	Calculated based upon product revenue versus total revenue.

(2)	Updated guidance provided May 6, 2019. Prior guidance provided February 26, 2019

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE:

	Full Year 2019 Updated Guidance(2)		Full Year 2018 Actuals
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$186,925	$3.25	$193,543	$3.45
Non-GAAP adjustments:
Royalty and other revenue, net of related costs	(1,048)	(0.02)	(27,704)	(0.50)
Acquisition-related depreciation and amortization	1,430	0.03	1,442	0.02
Litigation damages, awards and settlements	—	—	425	0.01
Non-operating other (income) expense	—	—	2,027	0.03
Tax impact of pre-tax non-GAAP adjustments above	182	—	5,531	0.11
Excess tax benefits from stock-based compensation	(8,032)	(0.14)	(22,036)	(0.39)
Expiration of certain statutes of limitations related to unique and non-recurring tax positions	—	—	(4,169)	(0.07)
2017 U.S. Tax Reform	—	—	(675)	(0.01)
Total non-GAAP adjustments	(7,468)	(0.13)	(45,159)	(0.80)
Non-GAAP net income	$179,457	$3.12	$148,384	$2.65
Weighted average shares outstanding - diluted		57,599		56,039

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND OPERATING MARGIN:

	Full Year 2019 Updated Guidance(2)	Full Year 2018 Actuals
(in thousands, except percentages)	$	$
GAAP gross margin	613,814	574,892
Non-GAAP adjustments:
Royalty and other revenue, net of related costs	(1,048)	(27,704)
Acquisition-related depreciation and amortization	458	458
Total non-GAAP adjustments	(590)	(27,246)
Non-GAAP gross margin	$613,224	$547,646
GAAP gross margin %	66.8%	67.0%
Non-GAAP gross margin %(1)	66.8%	66.0%

GAAP operating income/margin	219,938	208,044
Non-GAAP adjustments:
Royalty and other revenue, net of related costs	(1,048)	(27,704)
Acquisition-related depreciation and amortization	1,430	1,442
Litigation damages, awards and settlements	—	425
Total non-GAAP adjustments	382	(25,837)
Non-GAAP operating income/margin	$220,320	$182,207
GAAP operating income/margin %	23.9%	24.2%
Non-GAAP operating income/margin %(1)	24.0%	22.0%
__________________

(1)	Calculated based upon product revenue versus total revenue.

(2)	Updated guidance provided May 6, 2019. Prior guidance provided February 26, 2019

RECONCILIATION OF EBITDA TO ADJUSTED EBITDA:

	Full Year 2019 Updated Guidance(2)		Full Year 2018 Actuals
(in thousands, except percentages)	$	% of Revenue	$	% of Revenue
GAAP net income	$186,925	20.3%	$193,543	22.5%
Other (income)/expense(3)	(13,405)	(1.5)	(5,732)	(0.7)
Provision for income taxes	46,419	5.1	20,233	2.4
Depreciation and amortization	22,773	2.5	21,127	2.5
EBITDA	242,712	26.4	229,171	26.7
Add: Non-cash stock-based compensation expense	37,174	4.1	27,416	3.2
Add: Litigation damages, awards and settlements	—	—	425	—
Adjusted EBITDA	$279,886	30.5%	$257,012	29.9%
__________________

(2)	Updated guidance provided May 6, 2019. Prior guidance provided February 26, 2019

(3)	Other (income)/expense consists primarily of interest (income)/expense and net foreign currency (gains)/losses.

Conference Call
Masimo will hold a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to discuss the results. A live webcast of the call will be available online from the investor relations page of the Company’s website at www.masimo.com. The dial-in numbers are (888) 520-7182 for domestic callers and +1 (706) 758-3929 for international callers. The reservation code for both dial-in numbers is 2399557. After the live webcast, the call will be available on Masimo’s website through June 6, 2019. In addition, a telephonic replay of the call will be available through May 13, 2019. The replay dial-in numbers are (855) 859-2056 for domestic callers and +1 (404) 537-3406 for international callers. Please use reservation code 2399557.
About Masimo
Masimo (Nasdaq: MASI) is a global leader in innovative noninvasive monitoring technologies. Our mission is to improve patient outcomes and reduce the cost of care. In 1995, the Company debuted Masimo SET® Measure-through Motion and Low Perfusion® pulse oximetry, which has been shown in multiple studies to significantly reduce false alarms and accurately monitor for true alarms. Masimo SET® is estimated to be used on more than 100 million patients in leading hospitals and other healthcare settings around the world. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®) and more recently, Oxygen Reserve Index (ORi™), in addition to SpO2, pulse rate and perfusion index (PI). In 2014, Masimo introduced Root™, an intuitive patient monitoring and connectivity platform with the Masimo Open Connect® (MOC-9®) interface. Masimo is also taking an active leadership role in mobile health applications (mHealth) with products such as the Radius-7® wearable patient monitor and the MightySat™ fingertip pulse oximeter. Additional information about Masimo and its products may be found at www.masimo.com.
Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for full fiscal year GAAP and non-GAAP 2019 total revenue, product revenue, royalty and other revenues, gross margin, operating margin, diluted earnings per share, EBITDA, estimated tax rate and our long-term outlook; demand for our products; anticipated revenue and earnings growth; our financial condition, results of operations and business generally; expectations regarding our ability to design and deliver innovative new noninvasive technologies and reduce the cost of care; and demand for our technologies. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our dependence on Masimo SET® and Masimo rainbow SET™ products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

# # #

Investor Contact: Eli Kammerman	Media Contact: Irene Paigah
(949) 297-7077	(858) 859-7001
ekammerman@masimo.com	irenep@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.

MASIMO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)

	March 30, 2019	December 29, 2018
ASSETS
Current assets
Cash and cash equivalents	$412,861	$552,490
Short-term investments	180,000	—
Accounts receivable, net of allowance for doubtful accounts	117,822	109,629
Inventories	93,259	94,732
Other current assets	46,355	29,227
Total current assets	850,297	786,078
Lease receivable, noncurrent	41,149	—
Deferred costs and other contract assets	15,599	126,105
Property and equipment, net	167,288	165,972
Intangible assets, net	27,830	27,924
Goodwill	22,376	23,297
Deferred tax assets	30,464	21,210
Other non-current assets	24,373	4,232
Total assets	$1,179,376	$1,154,818
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$32,970	$40,388
Accrued compensation	30,040	49,486
Other current liabilities	35,470	24,627
Deferred revenue and other contract-related liabilities, current	22,677	33,106
Total current liabilities	121,157	147,607
Other non-current liabilities	53,143	38,146
Total liabilities	174,300	185,753
Commitments and contingencies
Stockholders’ equity
Common stock	53	53
Treasury stock	(489,026)	(489,026)
Additional paid-in capital	547,225	533,164
Accumulated other comprehensive loss	(6,776)	(6,199)
Retained earnings	953,600	931,073
Total stockholders’ equity	1,005,076	969,065
Total liabilities and stockholders’ equity	$1,179,376	$1,154,818

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 30, 2019	March 31, 2018
Revenue:
Product	$230,548	$204,389
Royalty and other revenue	1,116	8,564
Total revenue	231,664	212,953
Cost of goods sold	80,022	69,292
Gross profit	151,642	143,661
Operating expenses:
Selling, general and administrative	74,204	70,217
Research and development	21,415	19,559
Total operating expenses	95,619	89,776
Operating income	56,023	53,885
Non-operating income	3,886	1,647
Income before provision for income taxes	59,909	55,532
Provision for income taxes	10,587	9,902
Net income	$49,322	$45,630

Net income per share:
Basic	$0.93	$0.88
Diluted	$0.87	$0.82

Weighted-average shares used in per share calculations:
Basic	53,210	51,709
Diluted	56,799	55,496
The following table presents details of the stock-based compensation expense that is included in each functional line item in the condensed consolidated statements of operations (in thousands):

	Three Months Ended
	March 30, 2019	March 31, 2018
Cost of goods sold	$97	$78
Selling, general and administrative	5,725	4,036
Research and development	1,495	1,218
Total	$7,317	$5,332

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in thousands)

	Three Months Ended
	March 30, 2019	March 31, 2018
Cash flows from operating activities:
Net income	$49,322	$45,630
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,419	5,241
Stock-based compensation	7,317	5,332
Loss on disposal of property, equipment and intangibles	65	429
Provision from doubtful accounts	234	(394)
Benefit from deferred income taxes	(31)	—
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(8,531)	17,776
Decrease in inventories	1,357	1,139
Decrease (increase) in other current assets	3,043	(204)
Increase in lease receivable, net	(3,104)	—
Decrease (increase) in deferred costs and other contract assets	7,120	(5,706)
(Increase) decrease in other non-current assets	(115)	644
(Decrease) increase in accounts payable	(6,097)	2,363
Decrease in accrued compensation	(19,364)	(11,074)
(Decrease) increase in accrued liabilities	(2,736)	2,193
Increase in income tax payable	5,566	6,318
Increase in deferred revenue and other contract-related liabilities	2,377	2,381
Increase (decrease) in other non-current liabilities	626	(73)
Net cash provided by operating activities	42,468	71,995
Cash flows from investing activities:
Purchases of short-term investments	(180,000)	—
Purchases of property and equipment, net	(6,963)	(3,788)
Increase in intangible assets	(1,040)	(3,583)
Net cash used in investing activities	(188,003)	(7,371)
Cash flows from financing activities:
Proceeds from issuance of common stock	6,288	8,415
Payroll tax withholdings on behalf of employees for vested equity awards	(123)	(168)
Repurchases of common stock	—	(18,479)
Net cash provided by (used in) financing activities	6,165	(10,232)
Effect of foreign currency exchange rates on cash	(261)	(225)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(139,631)	54,167
Cash, cash equivalents and restricted cash at beginning of period	552,641	315,483
Cash, cash equivalents and restricted cash at end of period	$413,010	$369,650